Exhibit 10.1

HIGH TRAIL CAPITAL LP

80 River Street, Suite 4C

Hoboken, NJ 07030

December 28, 2023

To:	Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Telephone: (832) 962-4000 Attention: Legal E-Mail: legal.notices@tellurianinc.com

Re:	Partial Debt Conversion

To the addressee listed above:

Reference is made to (i) that certain 10.00% Senior Secured Note due 2025 (the “10% Note”), previously issued to HB Fund LLC (“High Trail”) pursuant to that certain Securities Purchase Agreement, dated as of August 8, 2023 (the “Purchase Agreement”) between Tellurian Inc. (the “Company” and together with High Trail, the “Parties”) and High Trail and that certain Eighth Supplemental Indenture, dated as of August 15, 2023 (the “Eighth Supplemental Indenture”) entered into between the Company, Wilmington Trust, National Association (the “Trustee”) and High Trail as the Collateral Agent and (ii) that certain 6.00% Senior Secured Convertible Note due 2025 (the “6% Note” and together with the 10% Note, the “Notes”), previously issued to High Trail pursuant to the Purchase Agreement and that certain Ninth Supplemental Indenture, dated as of August 15, 2023 (the “Ninth Supplemental Indenture” and together with the Eighth Supplemental Indenture, the “Supplemental Indentures”) entered into between the Company, the Trustee and High Trail as the Collateral Agent. All capitalized terms used in this letter agreement, but not defined herein, shall have the meanings ascribed to such terms in the Supplemental Indentures and the Purchase Agreement. The Parties hereby agree that in exchange for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Securities Act Exemption. The Company and High Trail are executing and delivering this letter agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), and the Exchange Shares (as defined below) issued hereunder shall be issued thereunder.

2.	Exchange of Debt for shares of Common Stock. Subject to Section 3, the Company shall on the Closing Date (as defined below) issue to High Trail 47,865,061 shares of Common Stock (such number of shares being equal to (A) the Principal Exchange Amount (as defined below) plus the January Interest Payment Amount (as defined below) divided by (B) the “market value” (as defined in NYSE American Rule 713(a)) on the date of execution of this letter agreement (or, if the date of execution is not a Trading Day, or if the time of execution is before 4:00 p.m. (New York City time) on a Trading Day, on the immediately preceding Trading Day) (such date being the “Pricing Date”) (the “Exchange Shares”)); provided, that upon the earlier of (A) the later to occur of (i) such date upon which the Exchange Shares shall have been Freely Tradable for ninety (90) days and (ii) such date upon which the Exchange Shares shall have been Freely Tradable for sixty four (64) Trading Days (the “Outside Top-Up Date Trigger”) and (B) such date on which High Trail shall have sold all of the Exchange Shares and no Exchange Shares shall be held in abeyance pursuant to Section 3 hereof (the earlier of clause (A) and clause (B) being, the “Top-Up Date”), if the quotient of (x) the Principal Exchange Amount plus the January Interest Payment Amount divided by (y) the Top-Up Measuring Price (as defined below) (the resulting quotient, the “Top-Up Measuring Share Amount”) is a number greater than the number of Exchange Shares issued on the Closing Date (inclusive of any Exchange Shares held in abeyance on the Closing Date pursuant to Section 3 hereof), the Company shall pay High Trail in cash by wire transfer of immediately available funds an amount equal to the product of (i) the Top-Up Measuring Share Amount less the number of Exchange Shares issued on the Closing Date (inclusive of any Exchange Shares held in abeyance on the Closing Date pursuant to Section 3 hereof) and (ii) the Top-Up Measuring Price (the “Top-Up Cash Amount”). Such payment shall be made within two (2) Business Days of the earlier to occur of (i) the Outside Top-Up Date Trigger and (ii) the date upon which High Trail shall have delivered written notice (of which email shall be sufficient) to the Company that it has sold all of the Exchange Shares. For purposes of this letter agreement, “Top-Up Measuring Price” means the average of the Daily VWAPs of the Common Stock on the Trading Days on which the Exchange Shares were Freely Tradable during the period beginning on, and including, the calendar day immediately following the Pricing Date and ending on, and including, the Top-Up Date (such period, the “Top-Up Measuring Period”); provided, that such result shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Top-Up Measuring Period. For the avoidance of doubt, in no event shall High Trail be obligated to make any payment to the Company as a result of this Section 2. Upon the issuance of the Exchange Shares (regardless of whether any such shares are held in abeyance pursuant to Section 3 below), the Closing shall be deemed to have occurred and $37,900,000 of the principal amount of the 10% Note (the “Principal Exchange Amount”) shall be extinguished. For purposes of this letter agreement, the Exchange Shares shall have been “Freely Tradable” on a date, whether or not such date is a Trading Day, if on such date (A) such Exchange Shares were eligible to be offered, sold or otherwise transferred by High Trail pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares were eligible for immediate resale pursuant to an effective registration statement under the 1933 Act. The term “January Interest Payment Amount” means seven million five hundred thousand ten dollars ($7,500,010.00), an amount equal to the cash interest payment due in respect of the Notes on January 1, 2024. Upon the issuance of the Exchange Shares, the Company will be deemed to have satisfied its obligation to make such interest payment. The closing of the issuance of the Exchange Shares pursuant to the first sentence of this Section 2 (the “Closing”) shall occur by electronic transmission or other transmission as mutually acceptable to the Parties. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to Closing set forth in Section 18 are satisfied or waived, or such other date as is mutually agreed to by the Parties. The Parties agree that the Company’s obligation hereunder to pay the Top-Up Cash Amount shall constitute a Secured Obligation within the meaning of such term in the Pledge Agreement.

3.	Abeyance of Exchange Shares. Notwithstanding the foregoing, if the Exchange Shares required to be issued on the date hereof pursuant to this letter agreement would result in High Trail, together with the other Attribution Parties collectively, beneficially owning in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding, then High Trail shall notify the Company of a number of shares otherwise issuable pursuant hereto on the date hereof (the “Excess Shares”) that shall instead be held in abeyance for the benefit of High Trail. The Company shall issue such Excess Shares, or such portion thereof requested by High Trail, upon the written request of High Trail, provided that no Excess Shares shall be issued hereunder to the extent such issuance would result in High Trail and the other Attribution Parties exceeding the Maximum Percentage. Subject to the limitations set forth in this Section 3, the Company shall deliver any Excess Shares requested in writing by High Trail to High Trail (or its designee) no later than the second (2nd) Trading Day (or, if less, the standard settlement period, expressed in a number of Trading Days, for the Company’s Principal Market) after the delivery of such written request by High Trail.

4.	Exchange Shares. The Exchange Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with High Trail being entitled to all rights accorded to a holder of Common Stock with respect thereto. Subject to the limitations set forth in Section 3, the Company shall cause its transfer agent (the “Transfer Agent”) to credit the Exchange Shares to High Trail’s account with The Depositary Trust Company upon delivery pursuant to this letter agreement. The Company acknowledges that the holding period for purposes of Rule 144(d)(1) with respect to the Notes and the Exchange Shares commenced on August 15, 2023. The Company further acknowledges and agrees that it will neither assert nor maintain a contrary position with respect to the date of commencement of the holding period under Rule 144 with respect to the Notes and the Exchange Shares.

5.	Amendment to Supplemental Indentures. Concurrent with the execution of this letter agreement, the Company shall deliver to High Trail fully executed copies of an amendment to the Eighth Supplemental Indenture, in the form attached hereto as Exhibit A, and an amendment to the Ninth Supplemental Indenture, in the form attached hereto as Exhibit B (collectively, the “Supplemental Indenture Amendments”), and High Trail shall be deemed to have consented to each of the Supplemental Indenture Amendments. High Trail represents to the Company that High Trail has not transferred any beneficial ownership in the Notes.

6.	Purchase Agreement. For purposes of this letter agreement, the Company and High Trail hereby agree that, from and after the Closing Date, (i) the Exchange Shares shall constitute Securities (as defined in the Purchase Agreement), and (ii) this letter agreement and the Supplemental Indenture Amendments shall each constitute a Transaction Document for all purposes under the Purchase Agreement. The Company represents that the representations and warranties of the Company set forth in Sections 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h), 3(i), 3(j), 3(ee), 3(hh), 3(jj) and 3(uu) of the Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct in all material respects as of such specific date). High Trail represents that the representations and warranties of the Holders set forth in the Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct in all material respects as of such specific date).

7.	Material Non-Public Information. By no later than 9:15 a.m., New York City time on the date hereof (or, if this letter agreement is executed after such time, no later than 9:15 a.m. the following day), the Company shall file a Current Report on Form 8-K disclosing all the material terms of the transactions contemplated by this letter agreement (the “Form 8-K”). From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to High Trail by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and neither High Trail nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

8.	3(a)(9) Exchange. The Company agrees that it does not believe that High Trail is acting as an underwriter in connection with the transactions contemplated by this letter agreement. Neither the Company nor any Subsidiary or affiliate thereof shall identify High Trail as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC, the Principal Market or any other Eligible Market. High Trail shall not be required by the Company or any subsidiary of affiliate thereof to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, the Principal Market or any other Eligible Market, nor shall High Trail be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company, unless such designation or potential designation is required by the staff of the SEC, in connection with any registration statement filed by the Company with respect to the Exchange Shares. High Trail being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this letter agreement or any other Transaction Document.

9.	Registration Rights. The Company shall:

i.	file a prospectus supplement in substantially the form attached hereto as Exhibit C (the “Prospectus Supplement”) to the Company’s current registration statement on Form S-3 (File No. 333-269069) with the SEC as soon as practicable but in no event later than one (1) Business Day after the Closing Date with respect to the Exchange Shares (the “Filing Date”) to register all such Exchange Shares (the “Registrable Shares”) under the 1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (such registration statement and any replacement thereof, including any preliminary prospectus, preliminary prospectus supplement, final prospectus, final prospectus supplement, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

ii.	promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 12 below, subject to the Company’s right to suspend pursuant to Section 11 below;

iii.	not less than four (4) Business Days prior to the filing of any amendment or supplement to the Resale Registration Statement (not including any documents incorporated by reference therein), furnish via email to High Trail copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of High Trail. The Company shall reflect in each such document when so filed with the SEC such comments regarding High Trail and the plan of distribution as High Trail may reasonably and promptly propose no later than two (2) Business Days after High Trail has been so furnished with copies of such documents as aforesaid;

iv.	furnish to High Trail such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as High Trail may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by High Trail;

v.	file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by High Trail and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 9(v) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

vi.	upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within three (3) Business Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Business Days later);

vii.	upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

viii.	advise High Trail promptly (and in any event within two (2) Business Days thereof):

1.	of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

2.	of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

3.	of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

4.	of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

ix.	cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

x.	bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section 9 and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

10.	Registration Rights Indemnification.

i.	The Company agrees to indemnify and hold harmless High Trail and its respective affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls High Trail within the meaning of Section 15 of the 1933 Act or Section 20 the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Exchange Party” and collectively the “Exchange Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Exchange Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of High Trail specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Exchange Party (or any partner, member, officer, director or controlling person of High Trail) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) High Trail failed to send or deliver a copy of the final prospectus with or prior to, or High Trail failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by High Trail to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the 1933 Act, High Trail thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or High Trail fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by High Trail to the person asserting the claim from which such Loss resulted.

ii.	High Trail agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of High Trail specifically for use in preparation of a Resale Registration Statement, and High Trail will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 10 be greater in amount than the dollar amount of the net proceeds received by High Trail upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

iii.	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 10, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

iv.	If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

v.	If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

11.	Suspensions. High Trail acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. High Trail hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives High Trail notice of the suspension of the use of said prospectus and ending at the time the Company gives High Trail notice that High Trail may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed forty-five (45) days in any 12-month period or thirty (30) days in any three-month period and that, in the good faith judgment of the Board of Directors of the Company, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have an adverse effect upon the Company or its stockholders.

12.	Termination of Registration Rights. The obligations of the Company pursuant to Section 9 hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold or, if earlier, the third anniversary of the date hereof.

13.	Resale of Exchange Shares. High Trail hereby represents to the Company that if High Trail sells Exchange Shares pursuant to an effective registration statement, such Exchange Shares shall be sold in compliance with applicable prospectus delivery requirements and the plan of distribution set forth therein and acknowledges that the removal of the restrictive legend from the certificates or book-entry notations representing the Exchange Shares as set forth in Section 15 is predicated upon the Company’s reliance upon such representation. Notwithstanding the foregoing, the Company acknowledges that the timely filing by the Company of the Prospectus Supplement with the SEC shall satisfy High Trail’s prospectus delivery requirements. High Trail further represents that, assuming the accuracy of the Company’s representations and compliance with its covenants herein, any sale by it of Exchange Shares will comply with the registration or qualification requirements of all applicable securities laws.

14.	Legends. High Trail understands that the Exchange Shares will be issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Exchange Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT WITH REASONABLE ASSURANCE THAT SUCH SECURITIES CAN BE SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 OR RULE 144A. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

15.	Removal of Legends. Certificates evidencing Exchange Shares shall not be required to contain the legend set forth in Section 14 or any other legend (i) while a registration statement covering the resale of such Exchange Shares is effective under the 1933 Act or (ii) following any sale of such Exchange Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that High Trail furnishes the Company with reasonable assurances that such Exchange Shares are eligible for sale, assignment or transfer under Rule 144 without any requirement other than with respect to holding period (which holding period is then satisfied), which shall not include an opinion of High Trail’s counsel, (iii) if such Exchange Shares are eligible to be sold, assigned or transferred under Rule 144 without restriction, and (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that High Trail provides the Company with an opinion of counsel to High Trail, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Exchange Shares may be made without registration under the applicable provisions of the 1933 Act and that such legends would no longer be required following such sale, assignment or transfer. If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date High Trail delivers such legended certificate representing such Exchange Shares to the Company) following the delivery by High Trail to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Exchange Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from High Trail as may be reasonably required above in this Section 15 (such date, the “Legend Removal Date”), as directed by High Trail, either: (A) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer (“FAST”) system, credit the applicable number of shares of Common Stock to which High Trail shall be entitled to High Trail’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its deposit/withdrawal at custodian system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to High Trail, a certificate representing such Exchange Shares that is free from all restrictive and other legends, registered in the name of High Trial or its designee. The Company shall be responsible for any transfer agent fees, DTC fees or costs of obtaining legal opinions with respect to any issuance of Exchange Shares or the removal of any legends with respect to any Exchange Shares in accordance herewith.

16.	Failure to Deliver Unlegended Shares. If the Company or the Transfer Agent fails to deliver shares to High Trail or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 15, then in addition to High Trail’s other available remedies hereunder, the Company shall pay to High Trail, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Exchange Shares (based on the daily volume-weighted average price on the date that High Trail delivered notice of its entitlement to such shares of the Common Stock or the date High Trail delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 15 but fails to (a) issue and deliver (or cause to be delivered) shares to High Trial by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date High Trial purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by High Trail of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that High Trail anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of High Trail’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to High Trail by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 16 shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.

17.	Fees and Expenses. The Company shall promptly pay all reasonable and documented out-of-pocket expenses and costs of High Trail (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for High Trail) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby.

18.	Closing.

i.	Each Party shall use its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided below.

ii.	The obligations of each Party to effect the Closing is subject to the satisfaction at the closing of the following conditions: (A) the Exchange Shares (1) shall be designated for quotation or listed (as applicable) on the Principal Market and (2) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either in writing by the SEC or the Principal Market or by falling below the minimum maintenance requirements of the Principal Market, (B) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Exchange Shares, including without limitation, those required by the Principal Market, if any, (C) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents and (D) the representations and warranties of the other Party shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the other Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions (except for covenants, agreements or conditions that are qualified by materiality or material adverse effect, which shall be performed, satisfied and complied with in all respects) required to be performed, satisfied or complied with by such Party at or prior to the Closing Date.

iii.	The obligations of High Trail to effect the Closing is subject to the satisfaction at the closing of the following conditions: (A) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and (B) the Company and its Subsidiaries shall have delivered to High Trail such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as High Trail or its counsel may reasonably request.

iv.	In the event that the Closing shall not have occurred within ten (10) days of the date hereof, either Party shall have the right to terminate this Agreement, provided that the right to terminate this Agreement shall not be available to the terminating party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement (it being understood that if the Closing shall not have occurred on or before January 1, 2024, then interest on the Principal Exchange Amount that has not yet been extinguished will accrue and be payable in cash under the Eighth Supplemental Indenture at a rate of $13,888.89 per day beginning on, and including, January 1, 2024, but no Default or Event of Default shall occur as a result of such interest being paid after January 1, 2024 so long as the Closing occurs in accordance herewith or, if this letter agreement is terminated, such interest is paid within one (1) Business Day of such termination).

The terms and provisions of the Transaction Documents (as amended hereby with respect to the Supplemental Indentures), the Notes are ratified and confirmed and remain in full force and effect. Any breach of the terms and conditions of this letter agreement by the Company will constitute an event of default under the Notes and a breach of the Purchase Agreement, as applicable. If the foregoing correctly sets forth the understanding between the Company and High Trail, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and High Trail.

[Remainder of Page Left Blank; Signature Page Follows]

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Sincerely,

HB Fund LLC

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory*

* Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as investment adviser to HB Fund LLC

ACKNOWLEDGED AND AGREED:

TELLURIAN INC.

By:	/s/ Daniel Belhumeur
Name:	Daniel Belhumeur
Title:	President

[Signature Page to Letter Agreement]

Exhibit A

Final Form

FIRST AMENDMENT TO EIGHTH SUPPLEMENTAL INDENTURE

FIRST AMENDMENT TO EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December [●], 2023, by and among TELLURIAN INC., a Delaware corporation (the “Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and HB FUND LLC, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 3, 2022 (the “Base Indenture”), as amended and supplemented by the eighth supplemental indenture, dated as of August 15, 2023, between the Issuer, the Trustee and the Collateral Agent (the “Eighth Supplemental Indenture” and the Base Indenture, as amended and supplemented by the Eighth Supplemental Indenture, the “Indenture”), providing for the issuance of $250,000,000 aggregate principal amount of the Company’s 10.00% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.2(a) of the Eighth Supplemental Indenture provides that the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of the 100% of Holders (the “Required Holders”), amend or supplement the Indenture, the Notes or the Collateral Documents;

WHEREAS, the Company and Required Holders have agreed to a repurchase of $37,900,000 of Notes (the “Repurchased Notes”) pursuant to Section 2.18 of the Eighth Supplemental Indenture and a separately negotiated letter agreement, dated December 28, 2023 between the Company and the Required Holders and the consideration for such repurchase includes all interest due and payable in connection with the January 1, 2024 Interest Payment Date (the “January Payment Date”) on the Notes; and

WHEREAS, the Company desires, pursuant to Section 9.2(a) of the Eighth Supplemental Indenture, to amend the Indenture with the consent of the Required Holders.

NOW THEREFORE, for and in consideration of the provisions set forth herein, it is mutually agreed, for the equal and proportional benefit of the Holders, from time to time, as follows:

1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Amendments to the Indenture and Interest Payment Waiver.

a.            The definition of “Liquidity Threshold” contained in Section 1.01 of the Eighth Supplemental Indenture is amended and restated in its entirety to read as follows:

““Liquidity Threshold” means the Company’s Liquidity required to be equal to or greater than (a) one hundred seventy million dollars ($170,000,000) (if the Convertible Notes are not outstanding at such time); and (b) two hundred twelve million one hundred thousand dollars ($212,100,000) (if any of the Convertible Notes are outstanding at such time); provided that in the case of both (a) and (b), such Cash and Cash Equivalents shall be held in accounts (x) in which the Company and/or the applicable Subsidiaries have granted the Collateral Trustee a security interest in form and substance acceptable to the Collateral Trustee and (y) with a Deposit Account Control Agreement in effect with each of such accounts; provided further, that such Deposit Account Control Agreement(s) shall (I) be “fully blocked”/“access restricted” or similar Deposit Account Control Agreement(s) that do not allow the Company and its Subsidiaries access to the accounts nor permit the Company and its Subsidiaries to access the amounts and assets on deposit or credited to such deposit accounts without the consent of the Collateral Trustee (“Blocked DACA”) and (II) perfect the Collateral Trustee’s security interest in such accounts.”

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b.            Section 4.14 of the Eighth Supplemental Indenture is amended and restated in its entirety to read as follows:

“The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash or Cash Equivalents of the Company and its Subsidiaries, excluding the Driftwood Companies, as taken as a whole, in one or more deposit, securities or money market or similar accounts located in the United States (“Liquidity”) in an aggregate minimum amount equal to (i) forty million dollars ($40,000,000) for the period commencing on December [●], 2023 through and including the tenth (10th) Trading Day after the end of the Top-Up Measuring Period (as defined in that certain letter agreement, dated as of December 28, 2023, entered into between HB Fund LLC and the Company), and (ii) fifty million dollars ($50,000,000) thereafter.”

c.            For all purposes under the Indenture, (i) interest due and payable on the Notes on the January Payment Date has been paid by the Company directly to the Required Holders in the form of the consideration paid in connection with the Repurchased Notes and (ii) the Trustee shall have no obligations with respect to the payment of any interest on the Notes on the January Payment Date or the payment in respect of the Repurchased Notes and shall be entitled to conclusively presume such amounts were paid directly to the Holders.

3.            Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.            Counterparts.  This Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto accepts the foregoing and any document received in accordance with this Section 4 shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

5.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

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6.            The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7.            Ratification of Indenture; Supplemental Indenture part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

Tellurian Inc.

By:
Name:
Title:

Wilmington Trust, National Association, as trustee

By:
Name:
Title:

HB Fund LLC, as the Collateral Agent

By: Hudson Bay Capital Management LP
Not individually, but solely as Investment Advisor to HB Fund LLC

By:
Name:
Title:

[Signature Page to First Amendment to Eighth Supplemental Indenture]

In connection with the execution of this First Amendment to Eighth Supplemental Indenture, dated as of December [●], 2023, by and among the Company, the Trustee and the Collateral Agent, the undersigned holders of the Notes, representing 100% of the aggregate principal amount of the outstanding Notes immediately prior to execution of this First Amendment to Eighth Supplemental Indenture, hereby (i) consent to the amendments to the Eighth Supplemental Indenture set forth in Section 2 of this First Amendment to Eighth Supplemental Indenture; (ii) direct the Trustee to execute the this First Amendment to Eighth Supplemental Indenture; (iii) represent and warrant that they are the Holders of the aggregate principal amount of the outstanding Notes set forth under their signature line on the date hereof and have not transferred its position in such Notes; (iv) certify that it has the full power and authority to deliver this consent and that such power has not been granted or assigned to any other person:

HOLDER:

HB Fund LLC

By:
	Name:	Richard Allison
	Title:	Authorized Signatory*

Aggregate Principal Amount of Notes Held: $250,000,000

* Authorized Signatory

Hudson Bay Capital Management LP

Not individually, but solely as investment adviser to HB Fund LLC

[Signature Page to First Amendment to Eighth Supplemental Indenture]

Exhibit B

Final Form

FIRST AMENDMENT TO NINTH SUPPLEMENTAL INDENTURE

FIRST AMENDMENT TO NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December [●], 2023, by and among TELLURIAN INC., a Delaware corporation (the “Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and HB FUND LLC, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 3, 2022 (the “Base Indenture”), as amended and supplemented by the ninth supplemental indenture, dated as of August 15, 2023, between the Issuer, the Trustee and the Collateral Agent (the “Ninth Supplemental Indenture” and the Base Indenture, as amended and supplemented by the Ninth Supplemental Indenture, the “Indenture”), providing for the issuance of $83,334,000 aggregate principal amount of the Company’s 6.00% Senior Secured Convertible Notes due 2025 (the “Notes”);

WHEREAS, Section 9.2(a) of the Ninth Supplemental Indenture provides that the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of the 100% of Holders (the “Required Holders”), amend or supplement the Indenture, the Notes or the Collateral Documents;

WHEREAS, the Company and Required Holders have agreed to a separately negotiated letter agreement, dated December 28, 2023 (the “Letter Agreement”), between the Company and the Required Holders and the consideration for such Letter Agreement, all interest due and payable in connection with the January 1, 2024 Interest Payment Date (the “January Payment Date”) on the Notes shall be paid in shares of Common Stock pursuant to the Letter Agreement; and

WHEREAS, the Company desires, pursuant to Section 9.2(a) of the Ninth Supplemental Indenture, to amend the Indenture with the consent of the Required Holders.

NOW THEREFORE, for and in consideration of the provisions set forth herein, it is mutually agreed, for the equal and proportional benefit of the Holders, from time to time, as follows:

1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Amendments to the Indenture and Interest Payment Waiver.

a.            The definition of “Liquidity Threshold” contained in Section 1.01 of the Ninth Supplemental Indenture is amended and restated in its entirety to read as follows:

““Liquidity Threshold” means the Company’s Liquidity required to be equal to or greater than (a) seventy five million dollars ($75,000,000) (if the Secured Notes are not outstanding at such time); and (b) two hundred twelve million one hundred thousand dollars ($212,100,000) (if any of the Secured Notes are outstanding at such time); provided that in the case of both (a) and (b), such Cash and Cash Equivalents shall be held in accounts (x) in which the Company and/or the applicable Subsidiaries have granted the Collateral Trustee a security interest in form and substance acceptable to the Collateral Trustee and (y) with a Deposit Account Control Agreement in effect with each of such accounts; provided further, that such Deposit Account Control Agreement(s) shall (I) be “fully blocked”/“access restricted” or similar Deposit Account Control Agreement(s) that do not allow the Company and its Subsidiaries access to the accounts nor permit the Company and its Subsidiaries to access the amounts and assets on deposit or credited to such deposit accounts without the consent of the Collateral Trustee (“Blocked DACA”) and (II) perfect the Collateral Trustee’s security interest in such accounts.”

2

b.            Section 4.14 of the Ninth Supplemental Indenture is amended and restated in its entirety to read as follows:

“The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash or Cash Equivalents of the Company and its Subsidiaries, excluding the Driftwood Companies, as taken as a whole, in one or more deposit, securities or money market or similar accounts located in the United States (“Liquidity”) in an aggregate minimum amount equal to (i) forty million dollars ($40,000,000) for the period commencing on December [●], 2023 through and including the tenth (10th) Trading Day after the end of the Top-Up Measuring Period (as defined in that certain letter agreement, dated as of December 28, 2023, entered into between HB Fund LLC and the Company), and (ii) fifty million dollars ($50,000,000) thereafter.”

c.            For all purposes under the Indenture, (i) interest due and payable on the Notes on the January Payment Date has been paid by the Company directly to the Required Holders in the form of the consideration paid in connection with the Letter Agreement and (ii) the Trustee shall have no obligations with respect to the payment of any interest on the Notes on the January Payment Date or the payment in respect of the Letter Agreement and shall be entitled to conclusively presume such amounts were paid directly to the Holders.

3.            Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.            Counterparts.  This Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto accepts the foregoing and any document received in accordance with this Section 4 shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

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5.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.            The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7.            Ratification of Indenture; Supplemental Indenture part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

Tellurian Inc.

By:
Name:
Title:

Wilmington Trust, National Association, as trustee

By:
Name:
Title:

HB Fund LLC, as the Collateral Agent

By: Hudson Bay Capital Management LP
Not individually, but solely as Investment Advisor to HB Fund LLC

By:
Name:
Title:

[Signature Page to First Amendment to Ninth Supplemental Indenture]

In connection with the execution of this First Amendment to Ninth Supplemental Indenture, dated as of December [●], 2023, by and among the Company, the Trustee and the Collateral Agent, the undersigned holders of the Notes, representing 100% of the aggregate principal amount of the outstanding Notes immediately prior to execution of this First Amendment to Ninth Supplemental Indenture, hereby (i) consent to the amendments to the Ninth Supplemental Indenture set forth in Section 2 of this First Amendment to Ninth Supplemental Indenture; (ii) direct the Trustee to execute the this First Amendment to Ninth Supplemental Indenture; (iii) represent and warrant that they are the Holders of the aggregate principal amount of the outstanding Notes set forth under their signature line on the date hereof and have not transferred its position in such Notes; (iv) certify that it has the full power and authority to deliver this consent and that such power has not been granted or assigned to any other person:

HOLDER:

HB Fund LLC

By:
	Name:	Richard Allison
	Title:	Authorized Signatory*

Aggregate Principal Amount of Notes Held: $83,334,000

* Authorized Signatory

Hudson Bay Capital Management LP

Not individually, but solely as investment adviser to HB Fund LLC

[Signature Page to First Amendment to Ninth Supplemental Indenture]

Exhibit C

Form of Prospectus Supplement

[Attached]